RETENTION AGREEMENT


         This Retention Agreement is dated as of April 1, 2001 and is between Merisel, Inc., a Delaware corporation (the "Company"), Merisel Americas, Inc., a Delaware corporation ("Merisel Americas"), and Timothy N. Jenson ("Executive").

         The Company and Executive hereby agree as follows:

         1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:


         (a) "Base Salary" shall mean Executive's annual base salary as provided for in paragraph 2 hereunder or as the same may be increased from time to time, exclusive of any bonus or incentive compensation, benefits (whether standard or special), automobile allowances, relocation or tax equalization payments, pension payments or reimbursements for professional services.

         (b) "Canada Sale Transaction" shall mean a transaction in which the capital stock of, or substantially all of the assets of, Merisel Canada Inc. are sold to an unrelated third party.

         (c) The "Company" shall mean Merisel, Inc., a Delaware corporation, and each of its successor enterprises that result from any merger, consolidation, reorganization, sale of assets or otherwise.

         (d) A resignation by Executive shall be with "Good Reason" if after the date hereof (i) there has been a material reduction in Executive's job responsibilities from those that existed immediately prior to such reduction, it being understood that a reduction in responsibilities resulting from a reduction in the size of the Company's business shall not constitute a material reduction in Executive's job responsibilities, (ii) without Executive's prior written approval, the Company requires Executive to be based anywhere other than, or within a 20-minute commute from, Executive's current location, it being understood that required travel on the Company's business to an extent consistent with Executive's normal and customary business travel obligations does not constitute "Good Reason," or (iii) there is a reduction in Executive's Base Salary.

         (e) "Intercompany Note" shall mean the intercompany note or notes payable by Merisel Canada to Merisel Americas, which at March 19, 2001 had a principal amount of CDN$7,426,891.

         (f) "Merisel Americas" shall mean Merisel Americas, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and each of its successor enterprises that result from any merger, consolidation, reorganization sale of assets or otherwise.

         (g) "Merisel Canada" shall mean Merisel Canada Inc., an Ontario, Canada corporation and wholly owned subsidiary of Merisel Americas, and each of its successor enterprises that result from any merger, consolidation, reorganization, sale of assets or otherwise.

         (h) "Sale Proceeds" means the payments received from a purchaser in a Canada Sale Transaction or SWL Sale Transaction, reduced by the amount of third party debt or liabilities of Merisel Americas or Merisel Canada repaid by Merisel Americas or Merisel Canada in connection with the transaction, plus the aggregate amount of cash paid by Merisel Canada to Merisel Americas subsequent to the date hereof to reduce the outstanding balance of the Intercompany Note.

         (i) "SWL Sale Transaction" shall mean a transaction in which assets relating to Merisel Americas' software licensing business are sold to an unrelated third party.

         (i) "Termination for Cause" shall mean if the Company or Merisel Americas terminates Executive's employment for any of the following reasons:
Executive's misconduct (misconduct includes physical assault, insubordination, falsification or misrepresentation of facts on company records, fraud, dishonesty, willful destruction of company property or assets, or harassment of another associate by Executive in violation of the Company's or Merisel Americas' policies); excessive absenteeism; abuse of sick time; or Executive's conviction for or a plea of nolo contendere by Executive to a felony or any crime involving moral turpitude.

2.       Terms of Employment.


         (a) Effective as of the date hereof, Executive shall assume the positions of Chief Executive Officer and President of the Company and of Merisel Americas.

         (b)      Executive shall be paid an annual base salary of $400,000.

3. Bonus Payments. Executive will be entitled to bonus payments in accordance with the terms set forth on Schedule I hereto.

         4. Severance Obligations. If Executive's employment by the Company terminates for any reason other than as a result of a Termination for Cause, death or permanent disability, or Executive's resignation without Good Reason, then: (A) on the effective date of such termination, the Company shall make a lump sum payment to Executive equal to one times Executive's Base Salary, and
(B) the Company shall reimburse Executive for the cost of Executive's COBRA payments (at the level of coverage, including dependent care coverage, as in effect immediately prior to such termination) under the Company's health insurance plans for a twelve-month period following the date of such termination. The payments to be made to Executive upon a termination contemplated by this paragraph 4 are in addition to the payments made to employees by the Company upon termination in the ordinary course, such as reimbursement for business expenses and vacation pay through the date of termination.

         5. Withholding. The Company shall deduct from all payments paid to Executive under this Agreement any required amounts for social security, federal and state income tax withholding, federal or state unemployment insurance contributions, and state disability insurance or any other required taxes.

         6. At-Will Employee; Termination of Employment. The Company shall have no obligation to retain or continue Executive as an employee and Executive's employment status as an "at-will" employee of the Company is not affected by this Agreement.

         7. Mitigation. Executive shall have no obligation to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise.

         8. Executive's Obligations. In exchange for the Company agreeing to provide the above-described benefits to Executive, Executive agrees that prior to receiving any severance compensation from the Company in respect of such termination, whether under this Agreement or otherwise, Executive will execute and deliver to the Company a Waiver, Release and Confidentiality Agreement in the form provided by the Company.

         9. Confidentiality. Executive agrees that the terms of this Agreement and the amount and nature of all payments received by Executive hereunder shall remain confidential and shall not be disclosed to any other person (other than Executive's family members, attorneys and accountants who shall be informed of and bound by the confidentiality provisions of this Agreement) other than as required by court order, legal process or applicable law.

         10. Arbitration. Any dispute that may arise between Executive and the Company in connection with or relating to this Agreement, including any monetary claim arising from or relating to this Agreement, will be submitted to final and binding arbitration in Los Angeles, California, in accordance with the rules of the American Arbitration Association ("AAA") then in effect. Such arbitration shall proceed before a single arbitrator who shall be selected by the mutual agreement of the parties. If the parties are unable to agree on the selection of an arbitrator, such arbitrator shall be selected in accordance with the Employment Dispute Resolution Rules and procedures of the AAA. The decision of the arbitrator, including determination of the amount of any damages suffered, shall be conclusive, final and binding on such arbitrating parties, their respective heirs, legal representatives, successors, and assigns. Each party to any such arbitration proceeding shall bear her or his own attorney's fees and costs in connection with any such arbitration, except that the Company shall pay the fees of the arbitrator.

         11. Guaranty by Merisel Americas. Merisel Americas guarantees the payment of all amounts payable hereunder by the Company.

         12. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Company and Executive; provided that Executive shall not assign any of Executive's rights or duties under this Agreement without the express prior written consent of the Company. The Company shall have the right to assign its obligations hereunder to Merisel Americas, Inc. This Agreement, together with the Merisel Employment Agreement entered into between Executive and Merisel Americas, sets forth the parties' entire agreement with regard to the subject matter hereof, and supersedes any other agreements, representations, or warranties made by either party to the other with respect to the subject matter of this Agreement, including the Bonus Agreement dated as of August 10, 2000 between Merisel Americas and Executive and the Severance Agreement dated as of March 3, 1999 between the Company and Executive. This Agreement may be amended only by a written agreement signed by both parties. Should any provisions of this Agreement be declared to be or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be part of this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any waiver by either party of any breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach. If any legal action is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

         13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, which shall be effective upon the execution hereof by all of the parties hereto. A complete set of counterparts shall be made available to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the day and year first written above.

MERISEL, INC.


By:
    -------------------------------------------------
       Name:
       Title:

MERISEL AMERICAS, INC.


By:
    -------------------------------------------------
       Name:
       Title:



TIMOTHY N. JENSON